As filed with the Securities and Exchange Commission on October ___, 2005
                                                     Registration No. 333-


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             Colorado                                     84-1307044
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                       3801 East Florida Avenue, Suite 208
                             Denver, Colorado 80210
                                 (303) 691-0680
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


       Birner Dental Management Services, Inc. 2005 Equity Incentive Plan
                              (Full title of plan)


                                 Dennis N. Genty
                Chief Financial Officer, Secretary, and Treasurer
                     Birner Dental Management Services, Inc.
                       3801 East Florida Avenue, Suite 208
                             Denver, Colorado 80210
                                 (303) 691-0680
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------

                                           Calculation of Registration Fee

====================== =================== ========================= =========================== ===================
 Title of securities       Amount to           Proposed maximum           Proposed maximum           Amount of
  To be registered      be registered(1)      offering price per      aggregate offering price    registration fee
                                                   share(2)
====================== =================== ========================= =========================== ===================

Common Stock, no par     150,000 shares             $16.75                   $2,512,500               $295.72
value
---------------------- ------------------- ------------------------- --------------------------- -------------------

1 This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
2 Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the NASDAQ Small Cap Market on September 28, 2005 pursuant to Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.


         Birner Dental Management Services, Inc. incorporates by reference the following documents filed with the Securities and Exchange Commission:

         o Our annual report on Form 10-K, filed March, 29, 2005, which contains audited financial statements for our fiscal year ended December 31, 2004, the latest fiscal year for which such statements have been filed.

         o        Our quarterly report on Form 10-Q, filed August 15, 2005.

         o        Our quarterly report on Form 10-Q, filed May 16, 2005.

         o All our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December, 31, 2004.

         o The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (SEC File No. 333-36391) filed with the Commission on September 25, 1997, as amended.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                               Corporate Secretary
                     Birner Dental Management Services, Inc.
                       3801 East Florida Avenue, Suite 208
                             Denver, Colorado 80210
                                 (303) 691-0680

         All the reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment which indicates that all of the shares of common stock offered have been sold or which deregisters all shares of the common stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this registration statement from the date of filing of the documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Our Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by Colorado law, our directors shall not be personally liable for monetary damages for breach of fiduciary duty to the Company and our shareholders. This provision in the Amended and Restated Articles of Incorporation does not eliminate the liability of a director to us or to our shareholders for monetary damages otherwise existing for: (i) any breach of the director's duty of loyalty to the Company or to our shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act relating to any unlawful distribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.

         Our Amended and Restated Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and agents to the fullest extent permitted by Colorado law. In addition, we must advance or reimburse directors and executive officers for expenses incurred by them in connection with certain claims. We also are empowered under our Amended and Restated Bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, we have entered into indemnification agreements with each of our directors and executive officers.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

Exhibit No.       Description and Method of Filing
-----------       --------------------------------
Exhibit 5.1       Opinion of Faegre & Benson LLP.
Exhibit 10.1      Birner Dental  Management  Services,  Inc. 2005 Equity
                  Incentive Plan (Incorporated by reference to Exhibit A to our definitive proxy statement filed on April 27, 2005).
Exhibit 10.2      Form of  Restricted  Stock  Agreement  and  Restricted  Stock
                  Award Grant  Notice under Birner Dental  Management  Services,
                  Inc. 2005 Equity Incentive Plan  (Incorporated by reference to
                  Exhibit 10.2 to our Form 8-K filed on July 17, 2005)
Exhibit 23.1      Consent of Hein & Associates LLP, independent registered
                  public accounting firm.
Exhibit 23.2      Consent of Faegre & Benson LLP (Included in  Exhibit 5.1).

Item 9.           Undertakings.

We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on __________, 2005.

                            BIRNER DENTAL MANAGEMENT SERVICES, INC.
                            By    /s/ Frederic W.J. Birner
                                  ------------------------
                                  Frederic W.J. Birner, Chief Executive Officer and Chairman of the Board


                            By    /s/ Dennis N. Genty
                                  ------------------------
                                  Dennis N. Genty, Chief Financial Officer,
                                  Secretary and Treasurer



         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Date:  __________,  2005        /s/ Frederic W.J. Birner
                                ----------------------------------------------
                                Frederic W.J. Birner, Chairman of the Board,
                                Chief Executive Officer and Director
                                (Principal Executive Officer)

Date:  __________,  2005        /s/ Mark A. Birner
                                ----------------------------------------------
                                Mark A. Birner, D.D.S., President and Director


Date:  __________,  2005        /s/ Dennis N. Genty
                                ----------------------------------------------
                                Dennis N. Genty, Chief Financial Officer,
                                Secretary and Treasurer
                                (Principal Financial and Accounting Officer)


Date:  __________,  2005        /s/ Brooks G. O'Neil
                                ----------------------------------------------
                                Brooks G. O'Neil, Director


Date:  __________,  2005        /s/ Paul E. Valuck
                                ----------------------------------------------
                                Paul E. Valuck, D.D.S., Director


Date:  __________,  2005        /s/ Thomas D. Wolf
                                ----------------------------------------------
                                Thomas D. Wolf, Director

                                  Exhibit Index

Exhibit No.      Description and Method of Filing
-----------      --------------------------------
Exhibit 5.1      Opinion of Faegre & Benson LLP.
Exhibit 10.1     Birner Management Services,  Inc. 2005 Equity Incentive
                 Plan (Incorporated by reference to Exhibit A to the Company's definitive proxy statement filed on April 27, 2005).
Exhibit 10.2     Form of  Restricted  Stock  Agreement  and  Restricted  Stock
                 Award Grant  Notice under Birner Management Services,  Inc.
                 2005 Equity Incentive Plan (Incorporated by reference to
                 Exhibit 10.2 to the Company's Form 8-K filed on July 17, 2005)
Exhibit 23.1     Consent of Hein & Associates LLP, independent registered public accounting firm.
Exhibit 23.2     Consent of Faegre & Benson LLP (Included in  Exhibit 5.1).